Exhibit 10.3

Arch Therapeutics, Inc.
235 Walnut Street, Suite 6
Framingham, MA 02481

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (the “Agreement”), dated June 15, 2015, is entered into by and between Arch Therapeutics, Inc., a Nevada corporation (the “Company”), and William M. Cotter (“Cotter”), with respect to the following facts:

A.           The Company and Cotter are parties to an Executive Employment Agreement effective July 2, 2013 and as amended effective March 13, 2014 (the “EEA”);

B.           Cotter desires to (i) retire and resign his position with the Company (ii) to terminate the EEA and (iii), to be available in an advisory capacity to the Company and the Company wishes to accept Cotter’s resignation and engage Cotter in such advisory capacity, effective as of the date hereof, pursuant to the terms of this Agreement;

C.           In connection with such termination and concurrently herewith, the parties hereto are executing and delivering the Release and Non-Disparagement Agreement in substantially the form attached hereto as Exhibit A (the “Release Agreement”).

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereby agree as follows:

1.          Separation of Employment. Effective as of the date hereof, each of the Company and Cotter terminate the EEA by mutual agreement. Effective as of such termination, Cotter’s employment with the Company shall terminate in all respects and all rights and obligations of each of the Company and Cotter under the EEA shall be deemed satisfied in full and each such party shall have no further obligations thereunder except as pursuant to the terms of Section 3 of this Agreement, which by its terms survive termination. Without limiting the generality of the foregoing, Cotter hereby waives in full any rights he may have, have had or be deemed to have under the EEA with respect to cash, equity or other compensation owed by the Company and understands that except as otherwise provided in this Agreement, Cotter is entitled to nothing further from the Company or any of the Company Releases including reinstatement by Company. Cotter shall have returned all Company property in his possession, with the exception of a laptop and related accessories that he may keep, on or before the date of this Agreement and acknowledges and agrees to his continuing obligations under the Company’s Employee Proprietary Information and Inventions Assignment Agreement (the “Proprietary Information Agreement”).

2.          Release. Concurrently herewith and effective as of the date hereof, the Company and Cotter shall execute and deliver the Release Agreement.

3.          Separation Payment and Benefit Continuation.

3.1           As consideration for Cotter’s execution, delivery and non-revocation of this Agreement and for providing the advisory services, Company shall provide Cotter with a payment in the amount of $60,000 (less applicable withholding and customary payroll deductions) payable over three months in accordance with the Company’s pay policies.

3.2           Cotter shall also receive monthly healthcare reimbursement for a three-month period at a rate of 2 (two) times the actual cost per month up to $2500.00. These costs shall be paid through the Company’s expense reimbursement process upon submission of an actual bill from insurance carrier.

4.          Miscellaneous.

4.1           Entire Agreement. This Agreement, together with the other agreements referenced herein (including without limitation the Release Agreement, the Proprietary Information Agreement and any agreement relating to any stock option or other equity award granted to W. Cotter) (a) is intended to be the final, complete, and exclusive agreement, statement and understanding of the parties with respect to the subject matter hereof, (b) may not be contradicted by evidence of any prior or contemporaneous statements or agreements, and (c) shall supersede and replace in its entirety any prior agreements, statements or understandings regarding your employment with the Company or its termination.

4.2           Amendments. This Agreement may be amended only in a written instrument executed and delivered by each of the parties hereto.

4.3           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

4.4           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law principles thereof. Except for actions for injunctive or other equitable relief, which may be brought in any court of competent jurisdiction, any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in a federal court in the Commonwealth of Massachusetts or in state court in the Commonwealth of Massachusetts, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ARCH THERAPEUTICS, Inc.

By:	/s/ Terrence W. Norchi
Name:	Terrence W. Norchi, MD
Title:	President, Chief Executive Officer

/s/ William M. Cotter
William M. Cotter

[Signature Page to Separation Agreement]

EXHIBIT A

RELEASE AND NON-DISPARAGEMENT AGREEMENT

In connection with that certain Separation Agreement, dated concurrently herewith, by and between the parties hereto (the “Separation Agreement”) and in consideration of the mutual covenants set forth herein and therein, Arch Therapeutics, Inc., a Nevada corporation (the “Company”), and William M. Cotter (“Releasor”) hereby agree to the terms and conditions set forth in this Release and Non-Disparagement Agreement (this “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Termination Agreement.

1.          Release. Releasor, on his own behalf, on behalf of any entities he controls and on behalf of his descendants, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby acknowledges full and complete satisfaction of and forever and fully, generally and specifically, and separately and collectively, releases and discharges and covenants not to sue the Company, its divisions, subsidiaries, parents, affiliated companies, officers, directors, agents, stockholders, insurers, executors, attorneys, administrators, predecessors, successors, assigns, past and present, and each of them, as well as its and their assignees and successors (collectively, “Company Releasees”), from and with respect to any and all claims, agreements, obligations, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and liabilities of every kind and nature, at law, in equity or otherwise, known and unknown, discoverable and undiscoverable, suspected and unsuspected, disclosed and undisclosed, fixed or contingent, which Releasor or his successors and assigns ever had, now has, or hereafter can, shall or may claim to have (collectively, the “Claims”), existing as of the date of this Agreement and arising out of or in any way connected with the EEA, Releasor’s part-time employment, the termination thereof, including without limiting the generality of the foregoing, any claim for severance pay, profit sharing, bonus or similar benefit, pension, retirement, life insurance, health or medical insurance or any other fringe benefit, or disability, or any other Claims resulting from or arising out of any act or omission by or on the part of any Company Releasees committed or omitted prior to the date of this Agreement, including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, The Massachusetts Fair Employment Practices Act, M.G.L 151B or any other federal, state or local law, regulation or ordinance; provided, however, that the foregoing release does not apply to Releasor’s right to file a charge of discrimination with the U.S. Equal Opportunity Commission (“EEOC”) or with any state or local anti-discrimination agency or to participate in an investigation conducted by the EEOC or any such agency; provided further, that Releasor hereby agrees to waive his right to any damages or other recovery resulting from any action brought by the EEOC or any other state or local agency on his behalf or on behalf of a class of which he may be considered a member.

2.          Acknowledgement. This Agreement is intended to be effective as a general release of and bar to each and every Claim hereinabove specified (collectively, the “Released Claims”). Accordingly, Releasor, on his own behalf, on behalf of any entities he controls and on behalf of his descendants, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby expressly acknowledges that the release set forth in Section 1 is intended to include a release of presently unknown and unsuspected claims and expressly waives any and all rights that may exist under any state or federal statute or common law principle to the contrary, and expressly acknowledges that he later may discover or sustain Claims or facts in addition to or different from those which Releasor now knows or believes to exist with respect to the subject matter of this Agreement, which are unknown and unanticipated as of the date hereof or are not presently capable of being ascertained and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, Releasor acknowledges that this Agreement has been negotiated and agreed in light of that realization and hereby waives, as to the Released Claims, any Claims that might arise as a result of such different or additional Claims or facts.

3.          ADEA Waiver. Releasor expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Releasor further expressly acknowledges, agrees and understands that:

(a) In return for this Agreement, he will receive consideration beyond that which he is otherwise entitled to receive before entering into this Agreement;

(b) He is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

(c) He was given a copy of this Agreement on June 15, 2015 and informed that he had twenty-one (21) days within which to consider the Agreement; and

(d) He was informed that he has seven (7) days following the date of execution of the Agreement in which to revoke the Agreement, and this Agreement will not become effective or enforceable until such seven (7) day revocation period has expired.

4.          Non-Disparagement. Releasor shall not make any negative or disparaging statements about the Company, the Company Releasees, the Company’s products, management, business prospects, collaborators, business or strategic partners, distributors, suppliers or elsewise, whether written, electronic, or oral. The Company agrees, and agrees to cause the Company Releasees, to not make any public negative or disparaging statements about Releasor, whether written, electronic, or oral. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Releasor from providing truthful testimony in any legal proceeding, communicating with any governmental agency or representative, or making any truthful disclosure required under law or by a federal, state or other governmental agency or representative having proper authority to compel such testimony, provided, however, that Releasor will use his best efforts to ensure that this Agreement is complied with to the fullest extent possible. The foregoing notwithstanding, Releasor nevertheless will be prohibited to the fullest extent authorized by law from obtaining monetary damages in any such proceeding in which he does so participate in accordance with this Agreement.

5.          Defense Against Future Suit. This Agreement may be pleaded as a full and complete defense to, and Releasor hereby consents that it may be used as the basis of dismissal of, any action, suit, or proceeding based on any claims whatsoever released by this Agreement.

6.          Remedies; Waiver. In the event Releasor commits a breach of any term(s) of this Agreement: (i) the damaged party, whether the Company or any of the Company Releasees, shall be entitled to recover from Releasor all of the attorneys’ fees and costs incurred in bringing a successful action on such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver that may be given by a party hereunder will be applicable except in the specific instance for which it is given.

7.          Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with the laws of the United States and the Commonwealth of Massachusetts without regard to Massachusetts principles of choice of laws applicable in such jurisdiction and, in enforcing such governing laws, any court of competent jurisdiction shall afford all relief which a Massachusetts court would afford under similar circumstances. Except for actions for injunctive or other equitable relief, which may be brought in any court of competent jurisdiction, any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in a federal court in the Commonwealth of Massachusetts or in state court in the Commonwealth of Massachusetts, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

8.          No Transferred Claims. Each party hereto represents and warrants to the other that he or it, as applicable, has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof.

9.          Miscellaneous. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that such court deems enforceable, then such court shall reduce the time period or scope to the maximum time period or scope permitted by law. This Agreement may be amended only in a written instrument executed and delivered by each of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors and assigns. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

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The undersigned have read and understand the consequences of this Agreement and voluntarily sign it. The undersigned declare under penalty of perjury under the laws of the State of Massachusetts that the foregoing is true and correct.

EXECUTED this    15th                     day of       June                        2015.

Releasor:

/s/ William M. Cotter
William M. Cotter

Company:

/s/ Terrence W. Norchi
By: Terrence W. Norchi, MD
Its: President, Chief Executive Officer

[Signature Page to Release and Non-Disparagement Agreement]